UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2021

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-12607	31-0621189
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 933-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each Exchange on which registered
Common Shares without par value Preferred Share Purchase Rights	SSY —	NYSE American, LLC —

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2021, Christopher H. B. Mills resigned from the Board of Directors of SunLink Health Systems, Inc. (the “Company”), effective as of such date. Previously, in June 2017, Mr. Mills had entered into a letter agreement with the Company whereby he to resign from the board in the event that the percentage of shares held by Mr. Mills and his “group” at any time equals less than 5% of the Company’s fully diluted shares. Although Mr. Mills’ letter did not specify a reason for his resignation, the Company believes, based on a conversation by the Company’s Chief Executive Officer with Mr. Mills, that Mr. Mills and his “group” now own less than 5% of the Company’s fully diluted shares. At the time of his resignation, Mr. Mills did not serve on any committees of the board. A copy of Mr. Mills’ resignation letter is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

99.1	Resignation letter of Christopher H. B. Mills.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: February 23, 2021

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Resignation letter of Christopher H. B. Mills.